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                         REAL ESTATE PURCHASE AGREEMENT

         THIS REAL ESTATE PURCHASE AGREEMENT (this "Agreement") is made as of the 23rd day of December, 1998 by and among SALEX HOLDING CORP. ("Salex") and SALVATORE CRIMI ("Crimi"), jointly (collectively, "Seller"); and SUN ASSOCIATES, LLC ("Buyer").

RECITALS:

         Seller represents that Crimi is the holder of record title to the Property, but Salex owns the Property pursuant to an unrecorded deed. Seller desires to sell, and Buyer desires to purchase, all of Seller's interest in certain real property (the "Land") located in the Town of Smithtown (Village of Hauppauge), County of Suffolk and State of New York, on the terms and conditions set forth herein. The Land, together with all improvements located thereon, is referred to as the "Property." A description of the Property according to its outer boundaries is set forth in Exhibit A annexed hereto. Simultaneously, at the closing, Buyer has agreed to lease the Property to Seller, and Seller has agreed to lease the Property from Buyer, on the terms and conditions of the lease annexed hereto as Exhibit B (the "Lease")

WITNESSETH:

         NOW, THEREFORE, in consideration of the foregoing premises and the promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

         1. Purchase and Sale. Seller agrees to sell the Property to Buyer, and Buyer agrees to purchase the Property from Seller, upon all of the terms, covenants and conditions set forth in this Agreement. The purchase price for the Property (the "Purchase Price") shall be equal to ONE MILLION ONE HUNDRED THOUSAND DOLLARS ($1,100,000.00). On the Closing Date, Buyer shall pay the Purchase Price to Salex by certified check, bank check or, at Seller's option, by wire transfer of immediately available funds into an account designated by Salex. Salex acknowledges that the Purchase Price represents a fair price for the Property in any event, and particularly in light of the current circumstances, including, without limitation, the savings of any brokerage commissions, the favorable rent set forth in the Lease, and the preservation of the Property against foreclosure, which would cause irreparable harm to Salex's business, and that this transaction is in the best interests of Salex.

         2. Closing Date. The closing date will be on or before December 30, 1998, after Buyer's approval of the title search and inspection of the Property.

         3. Buyer's Review. (a) From the date hereof until the closing date, Buyer shall be permitted to make a physical inspection of the Property, and a review of available records relating to the Property, applicable laws, and other

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matters and conditions affecting the Property. If Buyer determines, in its sole and absolute discretion, that the Property is unsuitable for Buyer's needs, then Buyer may terminate this Agreement by written notice to Seller given before the closing date.

         (b) The Property is being sold and shall be conveyed and taken subject to the following additional provisions:

a. SUBJECT TO any state of facts that an accurate survey and/or personal inspection may show, provided such facts do not render title unmarketable.

b. SUBJECT TO covenants, restrictions, utility easements and consents, provided that they are not violated by the existing structures and do not prohibit the present use of such structures.

         (c) Seller has not made and does not make any representations as to the physical condition (including but not limited to environmental matters) income, expenses, operation or other matters or things on, affecting or relating to the aforesaid premises, except as herein specifically set forth, and the Buyer expressly acknowledges that no such representations have been made and the Buyer further acknowledges that it has inspected the entire premises and agrees to take the Property and each and every part thereof "as is", except as otherwise specifically provided for herein.

         (d) Prior to the execution of the within contract, Purchasers represent and warrant that they have been afforded full opportunity and access, to conduct, a complete engineering, environmental and other inspections in, around, and of the entire premises by engineers and/or contractors of their choice to whatever extent they deemed necessary or desirable.

         4. Title. Title to the Property shall be fee simple, and conveyed by bargain and sale deed with covenant against grantor's acts. If Buyer objects to any condition of title, Seller shall use good faith efforts to cure such title objection prior to the closing date. If Seller is unable to cure such title objection, then Buyer may, by notice delivered to Seller prior to the closing date, either (i) terminate this Agreement, in which case the parties shall have no further liability to each other, or (ii) to waive any title objection which is not so cured. Seller must pay off and discharge of records all liens encumbering the Property at or prior to the closing, and Seller may use the Purchase Price proceeds to pay same, provided that discharges of any liens, or other evidence of satisfaction of same, satisfactory to Buyer's attorneys, are delivered to Buyer at the closing.

         5. Seller's Representations and Warranties. Seller represents and warrants to Buyer as follows:

         (a) Salex is a corporation duly organized and validly existing under the laws of the State of Delaware, is in good standing, and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated, and the execution and delivery hereof and the performance by
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Seller of its obligations hereunder will not violate or constitute an event of default under the terms and provisions of any agreement, document or other instrument to which Seller is a party or by which it is bound.

         (b) The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provisions of any applicable law to which Seller is subject, or violate any judgment, order, writ, injunction or decree of any court applicable to Seller.

         (c) This Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

         (d) No consent, authorization, license, permit, registration or approval of, or exemption or other action by any governmental or public body, commission or authority is required in connection with the execution and delivery by Seller of this Agreement.

         (e) Seller has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by its creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets; or (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets.

         (f) Seller is not a "foreign person" as defined in Internal Revenue Code Section 1445 and any related regulations. At the closing Buyer will have no duty to collect withholding taxes for Seller pursuant to the Foreign Investors Real Property Tax Act of 1980, as amended.

         (g) To the best of Seller's knowledge, there are no proceedings at law or in equity before any court, grand jury, administrative agency or other investigative body, or governmental department, commission, board, agency, bureau or instrumentality of any kind pending or against or affecting Seller or the Property, and to the best of Seller's knowledge, there is no basis for any of the foregoing, that (i) involve the validity or enforceability of this Agreement or any other instrument or document to be delivered by Seller pursuant hereto, (ii) enjoin or prevent or threaten to enjoin or prevent the proposed Project or the performance of Seller's obligations hereunder, or (iii) relate specifically to the Property or the title thereto, except for the foreclosure proceedings brought by Fleet Bank, N.A. to foreclose its mortgage, which proceedings are being discharged by the closing of title hereunder.

         (h) There are no existing or pending contracts of sale, options to purchase or rights of first refusal or first offer with respect to the Property, or any part thereof, recorded or unrecorded, and there are no tenancies relating to the Property or occupants of the Property, other than Salex and its affiliates and subsidiaries.
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         (i) Seller has not received any notice of any pending condemnation of the Property or any portion thereof and Seller has no actual knowledge of same.

         (j) Crimi is the holder of record title to the Property, but Salex owns the Property pursuant to an unrecorded deed. Buyer is hereby directed to pay the Purchase Price to Salex, or as directed by Salex, subject to the provisions of this Agreement, and Crimi has no right to any portion of the Purchase Price.

         6. Buyer's Representations and Warranties. Buyer represents and warrants to Seller as follows:

         (a) Buyer is a limited liability company, duly organized and validly existing under the laws of the State of New York, is in good standing, and has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated, and the execution and delivery hereof and the performance by Buyer of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Buyer is a party or by which it is bound.

         (b) The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provisions of any applicable law to which Buyer is subject, or violate any judgment, order, writ, injunction or decree of any court applicable to Buyer.

         (c) This Agreement is the legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

         (d) No consent, authorization, license, permit, registration or approval of, or exemption or other action by any governmental or public body, commission or authority is required in connection with the execution and delivery by Buyer of this Agreement.

         7.       Closing Deliveries.

         (a) Crimi shall execute and deliver to Buyer on the closing date a bargain and sale deed with covenant against grantor's acts in the customary form, an Affidavit of Non-Foreign Status, any affidavits or other documents reasonably required by Buyer's title insurance company to omit any exceptions to title, and all other documents required to be executed and delivered by Crimi pursuant to this Agreement.

         (b) Salex shall execute and deliver to Buyer on the closing date an assignment of all of its interest in the Property, including the unrecorded deed, an Affidavit of Non-Foreign Status, a corporate resolution, any affidavits or other documents reasonably required by Buyer's title insurance company to omit any exceptions to title, the Lease, any consents or waivers from third
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parties required to approve this transaction, and all other documents required to be executed and delivered by Salex pursuant to this Agreement.

         (c) Buyer shall, on the closing date, (i) deliver to Seller funds sufficient to pay the Purchase Price in accordance with Section 2.2(b), as same may be adjusted, and (ii) execute and deliver to Seller the Lease and all documents required to be executed and delivered by Buyer pursuant to this Agreement.

         (d) Notwithstanding the provisions of subsections (a) and (b) above, if required by Buyer's title insurance company, the unrecorded deed from Crimi to Salex will be recorded immediately prior to the recording of the closing documents, and Salex will execute and deliver a new bargain and sale deed with covenant against grantor's acts to Buyer at the closing, and pay all recording costs and realty transfer fees in connection therewith.

         8.       Prorations and Costs.

         (a) Because, under the Lease, all expenses relating to the Property shall be paid by Salex as Tenant, there shall be no prorations of any expenses under the Lease, including real estate taxes and assessments.

         (b) At the closing, Buyer shall receive a credit against the Purchase Price in the amount of the prorated Basic Rent due under the Lease for the Month of December, 1998, and the amount of the Security Deposit due under the Lease.

         (c) Buyer shall pay for the Title Commitment and the title policy when issued. Buyer shall pay its own legal costs and Seller shall pay its own legal costs. Seller shall pay all recording charges and realty transfer taxes. Buyer shall pay all charges in connection with obtaining a mortgage for the Property.

         9. Casualty or Condemnation. If any casualty, taking, or threatened taking occurs to the Property prior to the closing date, Buyer may terminate this Agreement by delivery of notice thereof to Seller.

         10. Notices. All written notices required to be given pursuant to the terms hereof shall be mailed by certified mail, return receipt requested, personally delivered (including overnight delivery service) or by facsimile transmission, and addressed as follows:

         To Seller:        Mr. Salvatore Crimi
                                    Salex Holding Corp.
                                    50 Laser Court
                                    Hauppauge, New York 11788-3912
                                    Fax: (516) 436-5020
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         To Buyer:                  Sun Associates, LLC
                                    c/o     Betty Sun
                                    765 Hillcrest Place
                                    North Woodmere, New York 11581
                                    Fax: (516) 791-2803

         and a copy to:    Shanley & Fisher, P.C.
                                    131 Madison Avenue
                                    Morristown, New Jersey 07962
                                    Attn: Michael E. Helmer, Esq.
                                    Fax (973) 285-1625


The foregoing address may be changed from time to time by written notice. Notices shall be deemed received upon personal delivery thereof (or refusal of the addressee to accept personal delivery), on the next business day if delivered by overnight delivery service, or on the date of receipt (or date of refused delivery) if mailed as aforesaid or sent by facsimile transmission.

         11. Construction. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation of this Agreement or any amendments or exhibits hereto. The waiver or failure of a party to enforce any provision of this Agreement shall not be construed or operate as a waiver or any further breach of such provision or any other provisions of this Agreement.

         12. Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the laws of the State of New York.

         13. Amendment. Except as otherwise specifically provided herein, no revision of or amendment to this Agreement shall be valid unless in writing and signed by both Seller and Buyer.

         14. Paragraph Headings. The headings used in this Agreement are for identification purposes only and shall not be considered in the interpretation of any provision hereof.

         15. Separability of Provisions. If any provision of this Agreement shall be held to be invalid, the other provisions shall remain enforceable unless deletion of the invalid matter will defeat the essential purposes of the parties as expressed in this Agreement.

         16. No Joint Venture. The parties hereby disclaim any intention to enter into a partnership or joint venture, and no provision of this Agreement shall be construed as creating or giving rise to a partnership or joint venture.
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         17. Counterparts. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

         18. Entire Agreement. This Agreement and the exhibits which are attached hereto and by this reference incorporated herein and all documents in the nature of such exhibits which are existing at the time of execution and identified with specificity in this Agreement when executed, contain the entire understanding of the parties and supersede any and all other written or oral understanding.

         19. Assignment. This Agreement may not be assigned by Seller or Buyer without the express written consent of the other party. Buyer may assign the agreement to any company or entity that is controlled by the current owners of Buyer and/or Pershing Sun. This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their successors and permitted assigns.

         20. Survival. This Agreement is a single, indivisible contract, and the delivery and acceptance of the Deed shall be considered full compliance with all the terms of this contract by the Seller and Buyer, and a discharge of any and all agreements and/or obligations of Seller and Buyer hereunder. None of the terms shall survive the delivery and acceptance of the Deed except those provisions which this Agreement expressly states shall survive such delivery.

         IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement as of the day and year first above written.

                                           SALEX HOLDING CORP.


                                           By: /s Salvatore Crimi C.E.O
                                               -----------------------------
                                              Name:  Salvatore Crimi
                                              Title: C.E.O


                                           /s/ Salvatore Crimi
                                           ---------------------------------
                                           SALVATORE CRIMI


                                           SUN ASSOCIATES, LLC


                                           By: /s/ Betty Sun
                                               -----------------------------
                                              Name:  Betty Sun
                                              Title: Member